NATfresh SPRING WATER

CONTRACT SUPPLIES AGREEMENT

1.      PARTIES:

NATFRESH BEVERAGES CORP (EIN NO. 72-1621978), a corporation incorporated under the laws of the State of Nevada, United States of America and having its registered office at Williams Tower, 2800 Post Oak Boulevard, Suite 4100, Houston, TX 77056, United States of America (hereinafter referred to as “the Buyer”), AND RAJAKARUNA MINERAL SPRINGS (PVT) LTD (Company No.  PV 79564 ) incorporated under the laws of the Republic of Sri Lanka and having its registered office at the Mayfield Estate, Deraniyagala, Sri Lanka (hereinafter referred to as “the Manufacturer” or “the Supplier”).

2.      RECITAL:

WHEREAS the Manufacturer is the contract supplier of natural spring water including bottled drinking water in Deraniyagala, Republic of Sri Lanka;

AND WHEREAS the Buyer is keen to place orders on a contract supplies basis with the Manufacturer for the supply of the Product under private label mentioned under clause 4 below.

NOW, the Parties hereto have agreed to sale and purchase natural spring water in accordance to the orders placed by the Buyer, under private label, on the terms and conditions herein below mentioned, as follows:

3.     THE BRAND OR TRADE MARK AND AUTHORIZATION

The brand name “NATfresh” is a trade mark belonged to the Buyer, and therefore, it is the property of the Buyer who shall at its own expense cause to register the mark in the jurisdiction as the Buyer thinks fit and proper. For this purpose, the Buyer shall grant and permit the Manufacturer to use the trade Mark for the supply of the Product to the Buyer.

4.     THE PRODUCT

The Manufacturer hereby agrees to supply and sell natural spring water in accordance to the orders placed by the Buyer the NATfresh Spring Water  (hereinbefore and hereinafter referred to as “the Product”).  The specification and quality assurance of the said Product is described under clause 7 below.

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5.      PRODUCT SPECIFICATION, TEST REPORT AND MANUFACTURER’S GUARANTEE

The Manufacturer undertakes and warrants that the specification for the Product shall be on a standard equivalent to GMP certification, approval obtained from the Ministry of Health, Sri Lanka, and Test Report on each and every batch of the Product in accordance to the test requirements and import requirements set-out by the Agri-Food & Veterinary Authority of Singapore (hereinafter referred to as “the AVA’) and other requirements as from time to time as required by the Buyer to meet the import requirements of any other country. The shelf life of the Product shall be at least one (1) year from the date of manufactured or supplies.  The AVA Anne A is attached herewith marked as Exhibit I.  In this case, the Test Report for the AVA should be addressed to the Manufacturer and the Buyer’s subsidiary company in Singapore details of which are as follows:

NATfresh Productions (S) Pte Ltd,

Level 31, Six Battery Road #31-01,

Singapore 049909.

The Manufacture further undertakes to furnish to the Buyer free of charge all ingredients information, specifications, and any other technical information pertaining to the Product so to enable the Buyer to submit the Product for product registration with the AVA Singapore.

6.      CERTIFICATION OF NATURAL SPRING WATER

The Manufacturer shall at its own expense provide the Buyer the original authentication certificate issued by a competent Sri Lanka authority certifying that the spring water is genuine (hereinafter referred to as “the Certificate”).  The Certificate should indicate the brand name “NATfresh”, type of water “Spring Water”, packing size/type, batch number/expiry date, name and address of manufacturer; and a site plan showing the water source.  In this case, the Certificate should be addressed to the Manufacturer and the Buyer’s subsidiary company in Singapore details of which are as follows:

NATfresh Productions (S) Pte Ltd,

Level 31, Six Battery Road #31-01,

Singapore 049909.

7.      PRODUCT SPECIFICATION FOR 19 LITRE PLASTIC BOTTLE

The Manufacturer undertakes and warrants that the 19 litre plastic bottle used to pack the Product shall be ISO certified and come with a seal.  The Manufacturer shall therefore cause to deliver to the Buyer a copy of the said ISO certificate evidencing the safety and quality assurance of the plastic water tank the suitability for storage of the Product which will not cause the Product contaminated or resulting the Product unfit for human consumption. On signing of this Agreement, the Manufacturer shall at its own expense supply one (1) unit of the said 19 litre plastic bottle with the ISO certificate to the Buyer for evaluation, assessment and acceptability thereof. The Buyer shall within fourteen (14) days from the date of receipt notify the Manufacturer if the said 19 litre plastic bottle could be accepted for storage of the Product.

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8.      SAMPLE OF THE PRODUCT FOR AVA, SINGAPORE

8.1     The Manufacturer shall within three (3) months from the date of this Agreement and at its own expense deliver to the Buyer as sample of the Product packed or bottled in four (4) 500ml plastic bottle each (hereinafter referred to as “the Sample”) together with the relevant certification and Test Report mentioned under clause 5 above, and the Certificate mentioned under clause 6 above for submission to the AVA Singapore for testing and product registration. The Buyer upon receipt of the Sample shall stick on it its own private label to comply with AVA import requirements.

8.2     In the event there is a delay in the submission of the sample by the Manufacturer, the Buyer shall consider to extend the date of delivery of the sample.

9.      MANUFACTURER’S SELLING PRICE FOR THE PRODUCT

9.1     The Manufacturer’s selling price for the Product shall be FOB Sri Lanka LKR11.50 (Sri Lanka Rupees Eleven and Cent Fifty) only per litre (hereinafter referred to as “the Price”).  The Price is meant for a minimum order of 250,000 litres of the Product of natural spring water to be supplied by the Manufacturer to the Buyer in a calendar month subject to variation of the minimum order to be agreed by both Parties. The Manufacturer agrees that the Price can be paid in United States Dollar in which case the exchange rate taken for calculation for the Price in United States Dollar shall be the value date for the exchange quoted by the bank.

9.2     The Price shall mean to include the cost of the natural spring water, processing charges, labour charges, local transportation charges and any other incidental charges up to any Sri Lanka port for loading on to a ship, but excluding the Plywood cost.

10.     MANUFACTURER’S SELLING PRICE FOR THE 19 LITRE PLASTIC BOTTLE

10.1 The Manufacturer’s selling price for the 19 litre plastic bottle for the packing of the Product shall be FOB Sri Lanka LKR 600 (Sri Lanka Rupees Six Hundred) only per unit.

10.2   It is agreed by the Parties that the Buyer shall have the absolute right to supply the 19 litre plastic bottle of its own to the manufacturer at its own expense.

10.3  In the event the Buyer exercises its rights on Clause 10.2 above, the Buyer shall give two month’s advance notice to the Manufacturer.

11.     PLYWOOD FOR CONTAINER STORAGE OF THE PRODUCT

It is agreed by both Parties that the Manufacturer shall provide quotation for the supply of half inch Plywood ( hereinafter referred to as “ the Plywood”) to the Buyer for consideration and approval. The Manufacturer shall source for best possible price for the Plywood. The Buyer shall have the absolute right to provide and supply the Plywood to the Manufacturer to enable the Manufacturer to discharge the CPO for shipment delivery.

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12.    PAYMENT TERMS

It is agreed by the Manufacturer and the Buyer that the payment terms for the Product shall be by way of establishment of irrevocable letters of credit at sight.

13.    ORDERING PROCEDURE

It is agreed by the Manufacturer that the following procedures will be observed when ordering of the Product by the Buyer:

13.1.    The Buyer shall issue their Confirmed Purchase Order (“CPO”) addressed to the Manufacturer;

13.2.    The Buyer shall cause to send the CPO to the Manufacturer either by registered post, facsimile transmission or by electronic mail.  The contact details of the Manufacture are:

          Rajakaruna Mineral Springs (Pvt) Ltd,

          Mayfield Estate,

          Deraniyagala,

          Sri Lanka.

          Tel: +94 36 2249 468

          Fax: +94 36 2249 468

          Email: mayfield@sltnet.lk

13.3.   Upon receipt of the CPO by the Manufacturer, the Manufacturer shall cause to response to the Buyer whether they accept the CPO by way of registered post, facsimile transmission or by electronic mail.  The contact details of the Buyer are:

            NATfresh Beverages Corp,

            Williams Tower, 2800 Post Oak Boulevard, Suite 4100,

            Houston, TX 77056,

            United States of America.

          Tel: +1 832 390 2235 or +65 6550 9782

          Fax: +1 832 390 2350, or +65 6550 9783

          Email: productdev@natfreshbeverages.com

13.4. If the Manufacturer accepts the CPO, the Buyer shall within seven (7) working days as from the date of receipt of the accepted CPO cause to establish an irrevocable letter of credit at sight for the full value of the CPO in favour of the Manufacturer. This is in compliance of clause 12 above.

13.5. Upon receipt of the irrevocable letter of credit at sight from the Buyer, the Manufacturer shall cause to start to organize the supplies the Product in accordance to the instructions contained in the CPO including water treatment, filtration, and ultra violet rays processing and for any other treatment and/or processing that is required to be done to comply the Product standard and quality assurance mentioned under clauses 5, 6 and 7 above.

13.6. Once the Product has been processed and organized, the Manufacturer shall forthwith notify the Buyer to conduct an inspection of the Product.  Notice of Inspection should  be given to the Buyer in writing.  The method of communication to the Buyer is either by registered post, facsimile transmission or by electronic mail details of which have been set out under clause 13.3 above.

13.7. Once the Notice of Inspection is served on the Buyer and if the Buyer fails to carry out the inspection within fourteen (14) working days from date of receipt of the said Notice, it is  agreed that the Buyer waives their right for the inspection and forthwith the Manufacturer  shall cause to ship the Product in accordance to the terms and conditions of the said letter of credit in any event the Manufacturer is still liable for their responsibility of the Product standard and quality assurance mentioned under clauses 5, 6 and 7 above.

13.8.    Where inspection of the Product has been carried out, the Buyer must sign the Inspection Certificate to signify their acceptance of the Product which has been manufactured in accordance to the CPO.

13.9.    Once the inspection of the Product is completed, the Manufacturer shall forthwith cause to ship the Product in accordance to the terms and conditions of the said letter of credit.

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14.       NOTICE FOR CHANGES IN THE MANUFACTURER’S PRICE

            In the event the Manufacturer wishes to increase or decrease the price for the Product, the Manufacturer shall cause to notify the Buyer in writing two (2) months in advance which notice must be communicated to the Buyer either by registered post, facsimile transmission or by electronic mail. Contact details of the Buyer have been stated under clause 13.3 above.

15.     INDEMNITY

            The Manufacturer agrees to indemnify and keep the Buyer indemnified during the continuance in force of this Agreement in case of any complain of the Product or claims against the Product as a result of defective goods, un-merchantable quality of the Product and/or action brought by any Government Agency or Authority or Consumer Association. Indemnity shall include replacement of the Product, any compensation to the Authority or consumer as the case may be, and legal fees in-connection with such complaint, claims and/or damages arising therefrom. However, the Manufacturer will not be held responsible in the event the product is distorted by the Buyer.

16.     CONFIDENTIALITY

            It is agreed by both Parties that they shall observe at all times during the continuance in force of this Agreement and after the termination of this Agreement not to disclose to any third party or parties the businesses of the Buyer or the Manufacturer and the operations of this Agreement including the terms and conditions mentioned hereof failing which the disclosure Party shall be liable for damages and legal fees as a result of a breach of this Clause. Disclosure of information shall mean to include duplication, photocopying, electronic transmission of messages through phone, internet, facsimile transmission, and by word of mouth.

17.     NOTICES

            All parties agreed that any Notice to be given to the other should be in writing and must be communicated to the receiving party either by registered post, facsimile transmission or by electronic mail.  Contact details of the parties to this Agreement are as follows:

          The Manufacturer:

          Rajakaruna Mineral Springs (Pvt) Ltd,

          MayField Estate,

          Deraniyagala,

          Sri Lanka.

          Tel: +94 36 2249 468

          Fax: +94 36 2249 468

          Email: mayfield@sltnet.lk

            The Buyer:

          NATfresh Beverages Corp,

          Williams Tower, 2800 Post Oak Boulevard, Suite 4100,

          Houston, TX 77056,

          United States of America.

          Tel: +1 832 390 2235 or +65 6550 9782

          Fax: +1 832 390 2350, or +65 6550 9783

          Email: productdev@natfreshbeverages.com

18.     TERMINATION

It is agreed by both Parties that either Party may terminate this Agreement by giving written notice thereof to the other Party if any of the following events should occur:

18.1.    If either Party goes into liquidation proceedings whether compulsory or voluntary for any reason whatsoever; or

18.2.  If a receiver is appointed to administer and manage whole or any part of either Party’s assets; or

18.3.  If either Party makes an assignment for the benefit of its creditors or admits in writing its    inability to pay its debts when they become due; or

18.4.  If any proceedings are commenced against either Party seeking liquidation, dissolution or similar relief under any applicable statue, law or regulation and such proceedings are not discharged or discontinued within ninety (90) days after such commencement; or

18.5.  If either Party has committed a breach of this Agreement and such breach is not remedied within ninety (90) days from the date the breach arose; or

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18.6.    Six (6) months advance written notice is required for early termination of this Agreement with reasons to be given by the Party who wants to have early termination PROVIDED ALWAYS that the reason for early termination is accepted by the injured party.

19.     VALIDITY OF AGREEMENT

            It is agreed that this Agreement is valid for ten (10) years commencing from the date of this Agreement with option to renew for a further period of ten (10) years on such terms and conditions to be agreed by all parties PROVIDED ALWAYS that the Sample mentioned under clause 8 above has been approved by AVA Singapore.

20.     DISPUTE, VENUE AND GOVERNING LAW

20.1.    In the event there is a dispute all the parties should attempt to meet and discuss with a view to resolve the dispute or the problem in question.

20.2.    In the event the dispute remains unresolved the injured party has the right to commence legal actions against the other in a court of the United States of America and in all respect of this Agreement it shall be interpreted and governed by the laws of the United States of America.

21.      PROPOSED INVESTMENT IN THE BUSINESSES OF THE MANUFACTURER

21.1    During the continuance in force of this Agreement, either Party is at liberty to submit proposal for joint venture in the businesses of the Manufacturer. In the event such a proposal occurs, both Parties shall forthwith make arrangement to meet and discuss the prospect to reach such terms and conditions as both Parties may agree.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this  2nd  day of September, 2012 at the Republic of Singapore.

SIGNED BY THE BUYER

NATfresh BEVERAGES CORP

/S/ YI LUNG LIN

_______________________

YI LUNG LIN

President

In the presence of:

/S/ JOSHUA TEH BOON BOON

   ___________            ______________

JOSHUA TEH BOON BOON

Corporate Affairs Manager

SIGNED BY THE MANUFACTURER

RAJAKARUNA MINERAL SPRINGS (PVT) LTD

/S/ WICKRAMAARACHICHI WITHANARALALAGE

WICKRAMAARACHICHI

      _____              __________________________________

WICKRAMAARACHICHI WITHANARALALAGE

WICKRAMAARACHICHI

Managing Director

In the presence of:

/S/ KUDA WITHANAGE KAMAL NANDASIRI

 ____________                        _____________________

                                        KUDA WITHANAGE KAMAL NANDASIRI

Chief Executive Officer & Finance Director

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